UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Liberty Square 4th Floor Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2015, the Board of Directors (the “Board”) of Juniper Pharmaceuticals, Inc. (the “Company”) appointed Ann Merrifield as a new director of the Company, upon the recommendation of its Nominating & Governance Committee. Ms. Merrifield will serve until the Company’s 2016 annual meeting of stockholders. Our Board believes that Ms. Merrifield’s broad expertise in the biotechnology sector and management experience qualifies her to serve on our Board of Directors. Ms. Merrifield will also serve as a member of the Company’s Compensation Committee and its Nominating and Corporate Governance Committee.

Ms. Merrifield, age 64, was previously the President and Chief Executive Officer of genomics company, PathoGenetix, Inc., a privately held health technology company, from December 2012 to July 2014. Prior to joining PathoGenetix, Inc., Ms. Merrifield served an 18-year tenure at Genzyme Corporation (now owned by Sanofi S.A.), a diversified, global biotechnology company. During her time at Genzyme Corporation, Ms. Merrifield served, among other roles, as Senior Vice President, Business Excellence, President of Genzyme Biosurgery, and President of Genzyme Genetics. Prior to joining Genzyme, Ms. Merrifield was a Partner at Bain and Company, a global strategy consulting firm, and an Investment Officer at Aetna Life & Casualty. Ms. Merrifield earned a Bachelor of Arts in Zoology and a Master of Education from the University of Maine, and a Master of Business Administration from the Amos Tuck School of Business at Dartmouth College. She is also a Director of Flexion Therapeutics and InVivo Therapeutics, and a Trustee of two MassMutual investment funds.

As previously disclosed, at the 2015 Annual Meeting of Stockholders of Juniper Pharmaceuticals, Inc. (the “Company”), held on July 7, 2015, Donald Hunter received fewer votes for election to our Board of Directors than votes against election. As a result, Mr. Hunter offered to resign from the Board in accordance with our Amended and Restated Bylaws. On July 16, 2015, the Board considered Mr. Hunter’s qualifications as a director and as Chairman of the Audit Committee and decided to undertake a search for a qualified successor to fill Mr. Hunter’s seat on the Board. The Board accepted Mr. Hunter’s resignation, to be effective upon the appointment of a qualified successor. The Board is grateful for Mr. Hunter’s service to the Company.

A copy of the Company’s press release issued on July 16, 2015 regarding Ms. Merrifield’s appointment to the Board and the acceptance of Mr. Hunter’s resignation is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Juniper Pharmaceuticals, Inc. press release dated July 16, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ George O. Elston
Name:	George O. Elston
Title:	Chief Financial Officer

Date: July 22, 2015

Exhibit Index

Exhibit No.	Description

99.1	Juniper Pharmaceuticals, Inc. press release dated July 16, 2015.